Exhibit (l)

PIMCO ETF TRUST

840 Newport Center Drive

Newport Beach, CA 92660

April 24, 2009

Allianz Global Investors of America L.P.

680 Newport Center Drive

Newport Beach, CA 92660

Re:	Acceptance of Subscription for the Purchase of Shares of
Beneficial Interest of PIMCO ETF Trust (the “Trust”)

Dear Sirs:

The Trust hereby accepts your offer to purchase 2,000 shares of beneficial interest of the Fund at a price of $50 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

Sincerely,

PIMCO ETF TRUST

By:	/s/ Brent R. Harris
Name:	Brent R. Harris
Title:	President

Accepted:         ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

By:	/s/ Vinh T. Nguyen
Name:	Vinh T. Nguyen
Title:	SVP & Treasurer

ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

680 Newport Center Drive

Newport Beach, CA 92660

April 24, 2009

PIMCO ETF Trust

840 Newport Center Drive

Newport Beach, CA 92660

Re:	Subscription for the Purchase of Shares of Beneficial
Interest of PIMCO ETF Trust (the “Trust”)

Dear Sirs:

The undersigned hereby subscribes to purchase 2,000 shares of beneficial interest of the Fund, at a price of $50 per share and agrees to pay upon demand in cash the amount of $100,000. The undersigned has no present intention of redeeming or reselling the shares.

Very truly yours,

ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

By:	/s/ Vinh T. Nguyen
Name:	Vinh T. Nguyen
Title:	SVP & Treasurer